                                                                                                                     Exhibit N

Metris Receivables, Inc.                                                             Metris Master Trust         Monthly Report
Securityholders' Statement                                                              Series 1999-2                  May-2000
Section 5.2                                                                    Class A          Class B                 Total
(i) Security Amount ..................................................      500,000,000.00    49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00               --                  0.00
(iii) Security Interest Distributed ..................................        2,871,302.08               --          2,871,302.08
(iv) Principal Collections ...........................................       26,681,992.12     2,638,878.37         29,320,870.49
(v) Finance Charge Collections .......................................       11,399,341.97     1,127,407.43         12,526,749.40
       Recoveries ....................................................          328,065.77        32,446.07            360,511.84
       Principal Funding Account Investment Earnings .................                0.00             0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00             0.00                  0.00
         Total Finance Charge Collections ............................       11,727,407.74     1,159,853.50         12,887,261.24
Total Collections ....................................................       38,409,399.86     3,798,731.87         42,208,131.73
                 (vi) Aggregate Amount of Principal Receivables ......                  --               --      5,354,979,669.63
       Invested Amount (End of Month) ................................      500,000,000.00    49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           9.3371036%       0.9234498%           10.2605534%
       Fixed/Floating Allocation Percentage ..........................           9.3371036%       0.9234498%           10.2605534%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00    49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --               --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --            86.25%     4,864,824,999.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --             6.14%       346,126,967.18
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --             2.34%       131,748,362.78
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --             5.28%       297,580,053.17
Total Receivables ....................................................                  --           100.00%     5,640,280,382.54
                    (viii) Aggregate Investor Default Amount .........                  --               --          5,151,188.42
         As a % of Average Daily Invested Amount
             (Annualized based on 366 days/year) .....................                  --               --                 11.07%
(ix) Charge-Offs .....................................................                0.00             0.00                  0.00%
(x) Servicing Fee ....................................................                  --               --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                  --               --                  0.00
(xii) Excess Funding Account Balance .................................                  --               --                  0.00
(xiii) New Accounts Added ............................................                  --               --                25,976
(xiv) Average Gross Portfolio Yield ..................................                  --               --                 27.69%
         Average Net Portfolio Yield .................................                  --               --                 16.62%
(xv) Minimum Base Rate ...............................................                  --               --                  9.13%
        Excess Spread ................................................                  --               --                  7.49%
(xvi) Principal Funding Account Balance ..............................                  --               --                  0.00
(xvii) Accumulation Shortfall ........................................                  --               --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --               --             July 2005
        Accumulation Period Length ...................................                  --               --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --               --                  0.00
        Required Reserve Account Amount ..............................                  --               --                  0.00
        Available Reserve Account Amount .............................                  --               --                  0.00
        Covered Amount ...............................................                  --               --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --               --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --               --                  0.00
(xxi) Policy Claim Amount ............................................                  --               --                  0.00